SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                            FULL HOUSE RESORTS, INC.
                (Name of Registrant as Specified in Its Charter)



    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                            FULL HOUSE RESORTS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on May 30, 2001

To the Stockholders

         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Full House Resorts, Inc., ("Full House"), will be held at 2300 W. Sahara Avenue, Suite 450, Las Vegas, Nevada 89102, on May 30, 2001, at 1:00 p.m., local time, for the following purposes:

         1. To elect four (4) directors to the Board of Directors of Full House to hold office until the next Annual Meeting of Stockholders of Full House following their election or until their successors are duly elected and qualified;

         2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for 2001; and

         3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on April 9, 2001 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO BE PRESENT, ALL STOCKHOLDERS ARE URGED TO PROMPTLY EXECUTE AND RETURN THE ENCLOSED PROXY CARD. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON. PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID, PRE-ADDRESSED ENVELOPE.

                                        By Order of the Board of Directors,



                                        Megan G. McIntosh
Las Vegas, Nevada                       Secretary
April 18, 2001

                       2001 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                            FULL HOUSE RESORTS, INC.

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Full House Resorts, Inc. ("Full House" or "the Company"), of proxies from the holders of the Common Stock of Full House, par value $.0001 per share (the "Common Stock"), for use at the 2001 Annual Meeting of Stockholders of Full House to be held on May 30, 2001, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

         The approximate date that this Proxy Statement and the enclosed proxy are first being sent to stockholders is April 30, 2001. Stockholders should review the information provided herein in conjunction with the 2000 Annual Report on Form 10-KSB of Full House, a copy of which report accompanies this Proxy Statement.

         The Company's principal executive offices are located at 2300 W. Sahara Avenue, Suite 450, Las Vegas, Nevada 89102, and its telephone number is (702) 221-7800.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Board of Directors of Full House. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by Full House at or prior to the Annual Meeting.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted in favor of the election of the four nominees for director named below; in favor of the ratification of the appointment of Deloitte & Touche LLP; and with discretion on any other matters as may properly come before the Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Proxy is to be borne by the Company. In addition to soliciting proxies by mail, directors and employees of the Company, without additional compensation, may solicit proxies personally and/or by other appropriate means. It is anticipated that banks, brokers and other custodians, nominees and fiduciaries will forward proxy soliciting material to their principals and that the Company will reimburse such persons for their expenses in so doing

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on April 9, 2001 as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 10,340,380 shares of Common Stock issued and outstanding, each of which is entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting. In addition, there were 700,000 shares of the Series 1992-1 Preferred Stock outstanding (the "Preferred Stock"), each of which is entitled to vote together as a group with the Common Stock, on all matters coming before the Annual Meeting.

         The attendance, in person or by proxy, of the holders of 40% of the aggregate of the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors are elected by a plurality vote of the aggregate of the shares of Common Stock and Preferred Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of the majority of the aggregate of the shares of Common Stock and Preferred Stock represented in person or by proxy at the Annual Meeting will be required for the approval of any other matters that may be submitted to a vote of the stockholders, unless the matter is one for which a greater vote is required by law or by the Certificate of Incorporation or Bylaws of the Company.

         A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item to be acted upon at the meeting, a properly executed proxy marked "ABSTAIN" will not be voted on such matters, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a vote against the matter in question, whereas shares not voted due to the failure of a broker to exercise his discretionary authority are not tabulated for purposes of determining whether a proposal has been approved.

                               SECURITY OWNERSHIP

         The following table sets forth, as of April 9, 2001, information with respect to the beneficial ownership of the Common Stock by (i) each person known by Full House to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of Full House, (iii) the executive officers of Full House named in the Summary Compensation Table, and (iv) all directors and executive officers of Full House as a group.

                                                           Percentage of
Name and Address                       Shares of Common    Common Stock
of Beneficial Owner                      Stock Owned(1)     Outstanding
-------------------                    ----------------    ------------
William P. McComas (2)                   1,446,537 (3)(4)       13.7%

Lee A. Iacocca (2)                       1,381,471 (3)(5)       13.0%

LKL Family Limited Partnership           1,056,471              10.2%
10900 Wilshire Boulevard, Suite 310
Los Angeles, California 90024

Ronald K. Richey (2)                       432,200 (3)(4)        4.1%

Michael P. Shaunnessy (2)                  132,000 (3)           1.3%

Allen E. Paulson Living Trust            3,181,500 (6)          30.8%
6001 Clubhouse Drive
P. O. Box 9660
Rancho Santa Fe, California 92067

All Officers and Directors               3,352,208 (7)          29.5%
as a Group (5 Persons)


(1) Shares are considered beneficially owned, for purposes of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares the power to vote, to direct the voting of and/or dispose of or to direct the disposition of, such security, or if the person has a right to acquire beneficial ownership within 60 days, unless otherwise indicated in these footnotes. Any securities outstanding which are subject to options or warrants exercisable within 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(2) The address for Messrs. McComas, Iacocca, Richey and Shaunnessy is c/o Full House Resorts, 2300 W. Sahara Avenue, Suite 450, Las Vegas, Nevada 89102

(3)      Includes options to purchase 250,000, 325,000, 290,000 and 132,000 shares of Common Stock for Messrs. McComas, Iacocca, Richey and Shaunnessy, respectively.

(4) Includes 50,000 shares held by Richmack, LLC of which Mr. McComas and Mr. Richey are controlling persons.

(5) Includes 1,056,471 shares held by the LKL Family Limited Partnership of which Lee A. Iacocca is the General Partner.

(6) Shares held by the Allen E. Paulson Living Trust of which Mr. Michael Paulson and Mr. Edward White are trustees.

(7) Includes 1,007,000 shares of Common Stock which may be purchased upon exercise of currently exercisable options.

                                   PROPOSAL 1

                         ELECTION OF DIRECTORS; NOMINEES

         Under the Bylaws of Full House, the number of directors constituting the Board of Directors is fixed from time to time by the Board of Directors. The Board of Directors has fixed at four the number of directors that will constitute the Board for the ensuing year.

         Each Director elected at the Annual Meeting will serve for a term expiring at the 2002 Annual Meeting of Stockholders of Full House or when his successor has been duly elected and qualified. Each of the current members of the Board of Directors, consisting of William P. McComas, Lee A. Iacocca, Ronald
K. Richey, and Michael P. Shaunnessy has been nominated by the Company to be re-elected as a Director at the Annual Meeting.

         The Board of Directors has no reason to believe that any of the nominees will refuse to act or be unable to accept election; however, in the event that any of the nominees is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other person(s) as may be designated by the Board of Directors.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
            OF ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 ABOVE.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The names, ages and positions of all directors and executive officers of Full House as of April 9, 2001 are listed below, followed by a brief account of their business experience during the past five years.

Name                    Age                   Positions
----                    ---                   ---------
William P. McComas      74       Chairman and Chief Executive Officer

Lee A. Iacocca          76       Director

Ronald K. Richey        74       Director

Michael P. Shaunnessy   47       Director,  Executive Vice President and Chief
                                 Financial Officer

Megan G. McIntosh       45       Secretary

         William P. McComas has been a Director of the Company since November 1992. He served as interim President of Full House Resorts between October 7, 1997 and April 9, 1998 and became Chairman of the Board and Chief Executive Officer on March 5, 1998. He has been President of McComas Properties, Inc., a California real estate development company, since January 1984. Mr. McComas and companies controlled by him have owned or developed several hotels and resorts, including Marina Bay Resort, Fort Lauderdale, Florida; Ocean Colony Hotel and Resort, Half Moon Bay, California; Residence Inn by Marriott, Somers Point, New Jersey; and five Holiday Inns located in Des Moines, Iowa; San Angelo, Texas; Suffern, New York; Niagara Falls, New York; and Fort Myers, Florida.

         Lee A. Iacocca has been a Director of the Company since April 1998. In March 1998, he assumed the role of Acting Chairman of Koo Koo Roo, Inc., which operates 52 restaurants, including Hamburger Hamlet restaurants and the Arrosto Coffee Company. In 1997, he founded EV Global Motors, to design, market and distribute the next generation of electric vehicles. Mr. Iacocca is former Chief Executive Officer and Chairman of the Board of Directors of Chrysler Corporation, retiring from those positions in 1992. He retired as a Chrysler Director in September 1993 and continued to serve as a consultant to Chrysler until 1994. He is Chairman of the Iacocca Foundation, a philanthropic organization dedicated to educational projects and the advancement of diabetes research, and is Chairman of the Committee for Corporate Support of Joslin Diabetes Foundation. Mr. Iacocca is also Chairman Emeritus of the Statue of Liberty - Ellis Island Foundation and serves on the Advisory Board of Reading Is Fundamental, the nation's largest reading motivation program.

         Ronald K. Richey has been a Director of the Company since April 1996. He was Chairman of Torchmark Corporation, an insurance holding company from August 1986 until his retirement from Torchmark in March 1998. He remains a director of Torchmark. Mr. Richey was Chief Executive Officer of that company from December 1984 until his retirement. From December 1984 through August 1986, he was President of Torchmark Corporation. Mr. Richey is an attorney and a member of the Oklahoma Bar Association.

         Michael P. Shaunnessy was appointed a Director on March16, 2001. He joined the Company in July 1998 as Executive Vice President and Chief Financial Officer. Mr. Shaunnessy has over 15 years experience in the gaming industry. From 1995 to 1998 he was Vice President - Finance and Chief Accounting Officer of Primadonna Resorts, Inc. He was with Aztar Corporation from 1983 to 1995, serving in senior financial positions at properties in New Jersey and Nevada. Mr. Shaunnessy received his Master of Science in Business Administration in Accountancy from Northern Illinois University in DeKalb, Illinois.

         Megan G. McIntosh has been employed by Full House since December 1, 1994 and has been the Secretary of Full House since November 20, 1995.

         The officers of Full House are elected annually and serve at the discretion of the Board of Directors.

                            COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company may receive a fee for attendance at meetings of the Board of Directors, and are entitled to reimbursement for reasonable expenses of such attendance. No fees for attendance at meetings have been paid to date.

         All non-employee directors are eligible to participate in the Company's 1992 Non-employee Director Stock Plan. However, no non-employee director is eligible to receive options if at the time such option would otherwise be granted, such non-employee director is directly or indirectly the beneficial owner of more than ten percent of any class of equity security of the Company which is registered pursuant to the Securities and Exchange Act of 1934, as amended. Options to purchase 10,000 shares of Common Stock are granted pursuant to the Plan immediately following each annual meeting of the Company's stockholders at an exercise price equal to the Market Price at the date of grant. The Market Price is the average of the "Fair Market Value" (as such term is defined in the Plan) of the Common Stock for all trading days during the thirty calendar days preceding the date on which the option is granted. Each option is exercisable for a five-year period commencing six months after the date of grant, and each such option expires five years and six months after the date of grant.

The Board and its Committees

         The Board has an Audit Committee and an Incentive Plan Committee

         The Audit Committee is comprised of Messrs. Iacocca and Richey, who serves as its chairman. Mr. James Gilstrap served as the chairman until his resignation from the board on December 31, 2000. This committee is responsible for reviewing the audit scope, timing, and fee arrangements with the independent public accountants; reviewing the audit findings and other information submitted by such accountants; and presenting such information to the full Board.

         The Incentive Plan Committee is comprised of Messrs. Iacocca and Richey, who serves as its chairman. This committee is responsible for recommending awards under the 1992 Employee Incentive Plan, and for administering the compensation program for executive officers.

         During 2000, the Board of Directors held four meetings. The Audit Committee held three meetings, and there were no meetings of the Incentive Plan Committee. Each Director attended all of the meetings of the Board and the committees of which he was a member, except for Mr. Iacocca who was unable to attend one Audit Committee meeting.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management and the independent accountants. In this process, the Committee met with the independent accountants to discuss the results of their examinations and the overall quality of the Company's financial reporting. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Committee has discussed with the independent accountants their independence from the Company and its management, including the matters in the written disclosures received from the accountants as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Based upon the Committee's discussions with management, the representations of the independent accountants and the review of the report of the independent accountants, the Committee recommended to the Board of Directors that these financial statements be included in the Company's Form 10-KSB filing with the Securities and Exchange Commission.

Audit Committee
Ronald K. Richey, Chairman
Lee A. Iacocca

         As part of its responsibilities, the Committee also reviewed the scope and cost of services provided in fiscal year 2000 by Deloitte & Touche LLP, the Company's independent public accountants. The Committee also considered whether the provision of services other than audit services was consistent with maintaining the accountants' independence.

         The fees charged for the annual financial statement audit and the reviews of the quarterly financial statements filed in the report on form 10-QSB were approximately $55,500. No amounts were charged for financial information systems design and implementation services. All other professional fees charged by Deloitte & Touche, LLP in 2000 amounted to $1,600 and were for tax consulting services.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of Full House, and persons who own more than ten percent of the outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish Full House with copies of all such reports they file.

         To the knowledge of Full House, based solely on a review of the copies of such reports furnished to Full House and written representations that no other reports were required, we believe that all required Section 16(a) reports were timely filed in 2000 except for the following: Allen E. Paulson filed a report in February which was one day late covering January transactions.

                             EXECUTIVE COMPENSATION

         The following table sets forth the annual compensation paid or accrued by the Company for services rendered during each year presented, for the Chief Executive, Operating, and Financial Officers of the Company (collectively, "Named Executive Officers"), for services in all capacities to the Company and its subsidiaries. No other executive officer received over $100,000 in annual salary and bonus in 2000.

                           Summary Compensation Table

                                                                                                     Long-Term
                                                                                                   Compensation
                                                Annual Compensation                                ------------
                                                -------------------                                 Number of
                                                                            Other                   Securities
               Name                                                         Annual                  Underlying
         Principal Position           Year         Salary                Compensation                 Options
         ------------------           ----         ------                ------------               ----------
William P. McComas, Chairman          2000        $250,000                     -0-                       -0-
   and Chief Executive Officer        1999         250,000                     -0-                       -0-
                                      1998         181,193                     -0-                   250,000(1)

Gregg R. Giuffria, former President   2000        $185,424                     -0-                       -0-
   and Chief Operating Officer        1999         250,000                     -0-                       -0-
                                      1998         153,458                     -0-                   800,000

Michael P. Shaunnessy, Executive      2000        $200,000                 $50,000                       -0-
   V.P. and Chief Financial Officer   1999         200,000                     -0-                       -0-
                                      1998         100,000                     -0-                   176,000


(1) Represents a re-pricing in June 1998, of a grant originally issued in March 1997


Employment Arrangements

         The Company and Gregg R. Giuffria had an employment arrangement providing for Mr. Giuffria's employment as President and Chief Operating Officer, at a base salary of $250,000 per year. Mr. Giuffria left the employ of the Company at the expiration of his agreement in September 2000 and all previous option grants were forfeited without exercise.

Stock Options

                        Option Grants In Last Fiscal Year

         The Company did not grant any options to purchase Common Stock to the Named Executive Officers during 2000.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

         The following table sets forth certain information concerning the fiscal year-end value of the unexercised stock options held by the Named Executive Officers. No options were exercised by such officers in 2000.

                                                        Number of Securities
                                                      Underlying  Unexercised        Value of Unexercised
                       Shares Acquired   Value        Options at 2000 Fiscal         In-the-Money Options at
       Name              on Exercise    Realized             Year End                2000 Fiscal Year-End(1)
       ----            ---------------  --------     ---------------------------   ---------------------------
                                                     Exercisable   Unexercisable   Exercisable   Unexercisable
                                                     -----------   -------------   -----------   -------------
William P. McComas           -0-          -0-          250,000          -0-            $-0-         $-0-
Michael P. Shaunnessy        -0-          -0-          132,000         44,000           -0-          -0-


(1) Based upon the market value of the underlying securities at December 31, 2000 of $0.47, minus the exercise price of "in-the-money" options.


                        REPORT ON EXECUTIVE COMPENSATION

         During 2000, the Incentive Plan Committee administered the compensation program for executive officers.

         It is the philosophy of the Committee that compensation of executive officers should be closely aligned with the financial performance of Full House. Therefore, benefits are provided to management through stock option incentives and bonuses which are generally consistent with the goal of closely coordinating the rewards to management with the maximization of stockholder return. The compensation of William P. McComas, Chief Executive Officer and Michael P. Shaunnessy, Executive Vice President and Chief Financial Officer, reflects this policy. During 2000, Mr. Shaunnesssy was granted a $50,000 bonus. There were no options granted, or raises given to any of the Named Executive Officers during 2000.

         In reviewing the performance of Full House, consideration is given to revenues and earnings and an evaluation is made of strategic planning and the Company's progress in that regard. Also taken into consideration are external economic factors that affect results of operations. An attempt is also made to maintain compensation within the market range. Although review of individual performance is primarily tied to the performance of the Company, it is also, to a lesser extent, subjective.

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of Full House's executive officers. The compensation paid to the Company's executive officers in 2000 did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the Company's executive officers in 2001 will exceed that limit. Although it is possible that the $1 million limit could be exceeded as a result of awards under the Company's 1992 Incentive Plan, the Board intends to monitor such grants in an attempt to ensure that this does not occur. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

Compensation of the Chief Executive Officer

         Mr. McComas became the Chief Executive Officer on March 5, 1998 after serving as interim President of the Company since October 7, 1997. The Board considered the necessary level of involvement in the day to day management of the strategic affairs of the Company that it expected, and reviewed comparable compensation levels in the gaming industry. Mr. McComas receives a base compensation of $250,000 per year. In furtherance of its overall compensation philosophy, in June 1998, the Board adjusted the exercise price for previously issued options held by Mr. McComas to the then current market price of $2.25 per share.

                                PERFORMANCE GRAPH

         The following line-graph presentation compares cumulative stockholder returns on Full House's Common Stock since December 31, 1995, with the NASDAQ Stock Market index (U.S. companies) and a peer index consisting of companies included in the NASDAQ system engaged in the gaming industry (sic 7010-7019). The 2000 self-determined peer index companies are:

         Butler National Corp.                       Florida Gaming Corp.
         Dover Downs Entertainment                   Hollywood Casino Corp
         Europa Cruise Lines                         Presidents Casinos


                Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                            Full House Resorts, Inc.

                               [GRAPHIC OMITTED]





                                     Legend

CRSP Total Returns Index for:      12/1995  12/1996  12/1997  12/1998  12/1999  12/2000
-----------------------------      -------  -------  -------  -------  -------  -------
Full House Resorts, Inc.            100.0    115.9     77.3     81.8     45.5     17.0
Nasdaq Stock Market (US Companies)  100.0    123.0    150.7    212.5    394.8    237.4
Self-Determined Peer Group          100.0     75.3     56.2     39.9     80.7     87.6

Companies in the Self-Determined Peer Group
   BUTLER NATIONAL CORP                     DOVER DOWNS ENTERTAINMENT INC
   EUROPA CRUISES CORP                      FLORIDA GAMING CORP
   HOLLYWOOD CASINO CORP                    PRESIDENT CASINOS INC



Notes:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly internval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.0 on 12/29/1995.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On September 10, 1998, the Company and Allen E. Paulson formed a limited liability company for the purpose of developing and owning a Hard Rock Hotel & Casino in Biloxi, Mississippi. The Company agreed to contribute its rights to various agreements with Hard Rock Cafe International ("Hard Rock"), and Mr. Paulson agreed to contribute a gaming vessel and its related equipment (the former Treasure Bay barge in Tunica, Mississippi). Each member received a 50% interest for its contribution.

         The agreements with Hard Rock provide for the exclusive right to develop a Hard Rock themed gaming facility in the defined territory in exchange for payment of a $2,000,000 territory fee, and annual continuing fees based on 5% of gaming and hotel revenues generated by the project. The contributed gaming vessel will provide the basis for the development of the complex. The Hard Rock agreements were amended in November 1999 to change the continuing fees to a flat $2,500,000 per year plus 3% of hotel revenue.

         The Company owns a one-acre parcel in Biloxi that was acquired in 1998 for $4,622,000. The Company is discussing its development plans with the adjacent landowners. The Hard Rock - Biloxi, as currently envisioned, is expected to cost between $250 and $300 million, and the Company is pursuing an equity partner to assist in the development of the project. Substantial additional financing will be required for the Company to effect its business strategy, and there can be no assurance that the Company will be able to obtain such financing on acceptable terms, or at all.

         In July 2000, Mr. Paulson passed away. His stock holdings in Full House, as well as the agreements to develop the Hard Rock - Biloxi project, are held by the Allen E. Paulson Living Trust and Estate.

         The Company believes that the terms of the transaction with Mr. Paulson were as favorable to Full House as would have been available from unrelated parties.

                                   PROPOSAL 2

                           RATIFICATION OF APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation by the Audit Committee, recommends that the stockholders ratify the appointment of Deloitte & Touche LLP, as the independent accountants for the Company for 2001. The members of the Board and the Audit Committee considered the performance of Deloitte & Touche, LLP since their original retention in 1994, their independence with respect to the services to be performed, and their reputation for adherence to professional auditing standards.

         Representatives of Deloitte & Touche LLP are expected to appear at the Annual Meeting to be available to answer appropriate questions from stockholders. If the proposal is not approved, the Board of Directors will reconsider the appointment.

            THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2.



                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will, consistent with applicable laws, vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a stockholder intending to present a proposal to be included in the proxy statement of Full House for the 2002 Annual Meeting of Stockholders must deliver a proposal in writing to the principal executive offices of Full House no later than January 8, 2002. Pursuant to Rule 141-4(c)(1) of the federal proxy rules, the holders of proxies shall have discretionary authority to vote with respect to any matter that a stockholder desires to bring before the annual meeting that is not the subject of a proposal timely submitted for inclusion in the Proxy Statement, unless written notice of said business is received no later than March 16, 2002.

EXHIBIT A

                             AUDIT COMMITTEE CHARTER

         The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities with respect to the quality and integrity of the accounting policies and financial reporting and disclosure practices of the Company. The committee shall consist of three or more directors, as determined by the Board, each of whom shall be independent of the management of the Company and free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment. Each member shall be generally knowledgeable in financial and auditing matters.

         The Audit Committee will maintain free and open communication with the independent accountants, financial and senior management, and the Board of Directors. The committee may meet in separate executive sessions with any of these groups to discuss any matters that the committee or the group believes should be discussed privately.

         In discharging its oversight responsibilities, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or others experts that it deems advisable for this purpose. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. It is not the duty of the Audit Committee to conduct investigations or to resolve disagreements, if any, between management and the independent accountants. However, the committee will use its best efforts to oversee that the parties resolve such disagreements in accordance with the laws and regulations to which the Company is subject. Should this effort fail to achieve satisfactory resolution, the committee shall refer the matter to the full Board.

         All requirements of this Charter are qualified by the understanding that the role of the Audit Committee is to act in an oversight capacity. This charter is not intended to require a detailed review of the work performed by the independent accountants or financial management unless specific circumstances are brought to its attention warranting such a review.

         The duties and responsibilities of an Audit Committee member are in addition to those as a member of the Board of Directors.

Responsibilities of the Audit Committee:

         Recommend to the Board the selection, retention and discharge of the independent accountants, after having considered their independence, the scope of the audit work required, and the proposed fee structure.

         Review with management and the independent accountants the scope of the proposed audit for the current year and the audit procedures to be utilized.

         Review with management and the independent accountants the financial statements, and notes thereto, of the Company, including appropriate discussions concerning accounting policies, management estimates, audit adjustments and the quality of earnings.

         Review with the independent accountants, at the conclusion of the annual audit, any difficulties encountered, including any restrictions on the scope or access to required information, and any significant disagreement with management concerning the preparation of the financial statements.

         Review with management and the independent accountants the quality and adequacy of the Company's internal controls, including computerized information system controls and security.

         Review with management and the independent accountants significant risks or exposures and assess steps taken by management to minimize such risks to the Company.

         Review with management and the independent accountants filings with the Securities Exchange Commission and other published documents containing Company financial information. The Chair of the committee may represent the entire committee for purposes of this review.

         Review with management any legal or regulatory matters that may have a material impact on the financial statements.

         Review and update this Charter periodically as conditions dictate, but at least annually.

         Report on the Audit Committee activities to the full Board.

                            FULL HOUSE RESORTS, INC.
                              2300 W. Sahara Ave.
                               Suite 450, Box 23
                              Las Vegas, NV 89102

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                          COMPANY'S BOARD OF DIRECTORS

     The undersigned holder of Common Stock of Full House Resorts, Inc., a Delaware corporation ("Full House"), hereby appoints William P. McComas and Ronald K. Richey, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the shares of stock of Full House that the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of Full House to be held on May 30, 2001 at 2300 W. Sahara Avenue, Suite 450, Las Vegas, 89102, at 1:00 p.m., local time, and at any adjournment(s) or postponement(s) thereof.

                               (see reverse side)

                        Please sign, date and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                            FULL HOUSE RESORTS, INC.

                                  May 30, 2001


             -- Please Detach and Mail in the Enclosed Envelope --


A [X] Please mark your
      votes as in this
      example.

   VOTE FOR all nominees
   listed below, except vote    VOTE WITHHELD  The Board of Directors unanimously recommends a vote FOR
  withheld from the following       FROM       the election of all the nominees for director listed below.
     nominees (if any):          ALL NOMINES

(1) To elect four (4)  [ ]           [ ]
    directors to the
    Board of Directors
    of Full House to
    hold office until the next Annual Meeting of Stockholders of Full House following their election or until their successors are duly elected and qualified.

Nominees: William P. McComas, Michael P. Shaunnessey, Lee A. Iacocca and
          Ronald K. Richey
INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.
-------------------------------------------------------------------------------



                                                          FOR  AGAINST  ABSTAIN
(2) Ratification of the appointment of Deloitte &         [ ]    [ ]      [ ]
    Touche LLP to serve as Full House's independent accountants for the current year.

(3) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED ABOVE, AND THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

Signature                          Signature if held jointly
         --------------------------                         ------------------

Dated:          , 2001
      ----------

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When shares held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by authorized person.